EXHIBIT 99.1

[Letterhead of KPMG LLP]

Attestation Report of Independent Registered Public Accounting Firm

Citibank Omni-S Master Trust

c/o Citibank (South Dakota), National Association, as Servicer

701 East 60th Street, North

Sioux Falls, South Dakota 57117

Citi Omni-S Finance LLC, as Seller

701 East 60th Street, North

P.O. Box 6034, MC 1251, Room A

Sioux Falls, South Dakota 57117

We have examined the accompanying management’s assertion that Citibank (South Dakota), National Association (“CBSD”), as Servicer, complied with Sections 6(a) and 7(a) of each Defeasance Trust Agreement Series relating to the Citibank Omni-S Master Trust, dated as of December 6, 2005, as amended by each Omnibus Amendment to Defeasance Trust Agreements dated as of March 24, 2006 and March 14, 2007, among CBSD, as Servicer, Citi Omni-S Finance LLC, as Seller, and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, Securities Intermediary, and Paying Agent (collectively, the “Agreements”), for the year-ended December 31, 2008. We have also examined the accompanying management’s assertion regarding the mathematical accuracy of the amounts disclosed within the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreements. Management is responsible for CBSD’s compliance with the aforementioned sections of the Agreements, as well as the mathematical accuracy of the amounts disclosed in the Monthly Servicer Certificates. Our responsibility is to express an opinion on management’s assertions about CBSD’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the Public Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence supporting management’s assertions and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD’s compliance with specified requirements.

In our opinion, management’s assertions that CBSD complied with the aforementioned sections of the Agreements for the year ended December 31, 2008 are fairly stated, in all material respects.

/s/ KPMG LLP

New York, New York

March 25, 2009

[Letterhead of Citibank (South Dakota), N.A.]

Management Report on Citibank (South Dakota), National Association’s Compliance, as
Servicer, with Sections 6(a) and 7(a) of Each Defeasance Trust Agreement Series, and

Assertion over the Mathematical Accuracy of the Monthly Servicer Certificates

Management of Citibank (South Dakota), National Association (“CBSD”), as Servicer, is responsible for compliance with Sections 6(a) and 7(a) of each Defeasance Trust Agreement Series relating to the Citibank Omni-S Master Trust, dated as of December 6, 2005, as amended by each Omnibus Amendment to Defeasance Trust Agreements dated as of March 24, 2006 and March 14, 2007, among CBSD, as Servicer, Citi Omni-S Finance LLC, as Seller, and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, Securities Intermediary, and Paying Agent (collectively, the “Agreements”), for the year-ended December 31, 2008. Management is also responsible for the mathematical accuracy of the amounts disclosed in the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreements.

Management has performed an evaluation of CBSD’s compliance with the aforementioned sections of the Agreements, as well as an evaluation of the mathematical accuracy of the amounts included in the Monthly Servicer Certificates for the year-ended December 31, 2008. Based upon these evaluations, management believes that, for the year-ended December 31, 2008, CBSD, as Servicer, was materially in compliance with the aforementioned sections of the Agreements. Management also believes that, for the year-ended December 31, 2008, the amounts disclosed within the Monthly Servicer Certificates forwarded pursuant to Section 7(a) of the Agreements were mathematically accurate.

/s/ Kendall Stork

Kendall Stork

President

March 25, 2009